CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-145918 and 333-116978 on Form S-8 of our report dated March 14, 2011, relating to the consolidated financial statements of Republic Airways Holdings Inc. and subsidiaries and the effectiveness of Republic Airways Holdings Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Republic Airways Holdings Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
March 15, 2011